Exhibit 99.1

Oceaneering Reports Third Quarter 2017 Results

HOUSTON, October 25, 2017 – Oceaneering International, Inc. ("Oceaneering") (NYSE:OII) today reported a net loss of $1.8 million, or $(0.02) per share, on revenue of $476 million for the three months ended September 30, 2017. Excluding the impacts of a total of $4.2 million for: prior year non-income related taxes, discrete income tax expense, and foreign currency exchange losses, adjusted net income was $2.4 million, or $0.02 per share.

During the immediately preceding quarter, Oceaneering reported net income of $2.1 million, or $0.02 per share, on revenue of $515 million.

Adjusted operating income, operating margin, net income (loss) and earnings (loss) per share, EBITDA and adjusted EBITDA (as well as EBITDA and adjusted EBITDA margins) and free cash flow are non-GAAP measures which exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS), EBITDA and EBITDA Margins, Free Cash Flow, Adjusted Operating Income and Margins by Segment, and EBITDA and Adjusted EBITDA and Margins by Segment. These tables are included below under the caption Reconciliations of Non-GAAP to GAAP Financial Information.

Summary of Results
(in thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	Sep 30,		Jun 30,	Sep 30,

	2017	2016	2017	2017	2016

Revenue	$476,120	$549,275	$515,036	$1,437,332	$1,783,158
Gross Margin	54,885	35,443	53,571	153,311	228,156
Income (Loss) from Operations	10,531	(11,856)	9,390	19,771	74,623
Net Income (Loss)	(1,768)	(11,798)	2,132	(7,170)	35,614

Diluted Earnings (Loss) Per Share (EPS)	$(0.02)	$(0.12)	$0.02	$(0.07)	$0.36

Sequentially, adjusted operating income improved 28% due mainly to increased profit contributions from Subsea Projects and Subsea Products, and reduced Unallocated Expenses, offset primarily by lower profits being realized by ROVs.

Roderick A. Larson, President and Chief Executive Officer of Oceaneering, stated, "Our third quarter adjusted operating results were in line with our expectations, with the exception of ROVs. Furthermore, each of our operating segments remained profitable and generated substantial EBITDA.  On a consolidated basis, for the first nine months of 2017, we have generated $179 million of adjusted EBITDA and $84 million of free cash flow. These results are commendable in light of an offshore oilfield services and products market landscape that remains extremely challenging due to continued pricing degradation and the sluggish rate of subsea project approval and progression.  Our tax provision, as adjusted, was higher than the statutory percentage of pre-tax income due to the geographic mix of tax jurisdictions in which we generated our earnings and losses.

"Compared to the second quarter, third quarter ROV adjusted operating income declined more than expected due to lower average revenue per day on hire and an increase in average daily operating costs.  Consequently, ROV adjusted EBITDA margin declined to 33%, from 38% for the second quarter.

"Additionally, average ROV revenue per day on hire decreased 3% due primarily to an unfavorable change in geographic mix, as we experienced disproportionately fewer work days in higher day rate operating areas, notably Angola.  Days on hire increased 4% as our fleet utilization improved to 50% from 48%.  At the end of September 2017, our fleet size remained at 279 vehicles.  Our fleet use mix during the quarter was unchanged from the prior quarter at 61% in drill support and 39% vessel-based activity. At the end of September, we had ROVs on 83, or 55% of the 151 floating rigs under contract. This compares to having ROVs on 53% of the rigs contracted at the end of June and the end of March 2017.

"Compared to the second quarter, Subsea Products third quarter operating income improved as expected on an 18% decline in quarterly revenues.  Operating margin improved due to a higher percentage of segment revenue being generated by our service and rental business unit and excellent execution by our umbilical business unit. Our Subsea Products backlog at September 30, 2017 was $284 million, compared to our June 30, 2017 backlog of $328 million. The backlog decline was largely attributable to low umbilical order intake and production associated with Shell Appomattox. Our book-to-bill ratio year-to-date was 0.69 and the past twelve months has been 0.72, no change from the prior quarter.

"Sequentially, Subsea Projects revenue and operating income increased, principally driven by seasonal improvements in U.S. Gulf of Mexico deepwater vessel work. Asset Integrity operating income was down slightly as projected. Advanced Technologies revenue and operating income declined as expected, primarily due to lower levels of work for the U.S. Navy. Unallocated Expenses were lower.

"Looking forward, we believe our fourth quarter results will be considerably lower than our adjusted third quarter results due to seasonality and a reduced level of activity. Most of the decline is expected to be in our ROV and Subsea Projects segments, with modestly lower operating income from our other oilfield segments as we foresee very few near-term catalysts to support an improvement in our oilfield markets. For our non-oilfield segment, Advanced Technologies, we are projecting a modest quarterly improvement, and slightly higher Unallocated Expenses.

"While our fourth quarter outlook has been revised downward, we continue to believe that we will be marginally profitable at the operating income line on a consolidated basis for all of 2017.

"Based on the current number of floating rigs working and expectations for further reductions in oil and gas industry capital and operating expenditures as offshore activities get pushed into 2019, we believe our 2018 earnings will be significantly lower than 2017.  However, during 2018, we expect each of our operating segments will contribute positive EBITDA, and, on a consolidated basis, we will generate sufficient cash flows to service our debt and fund our anticipated maintenance and organic growth capital expenditures.  While we are anticipating an increase in offshore activity levels during the second half of 2018, we do not expect this shift in momentum to be adequate to offset the near-term market weakness or to present an opportunity to meaningfully improve pricing.

"Beyond 2018, we believe that the oil and gas industry will continue its investment in deepwater projects, and foresee improving demand for our services and products. Meanwhile, we continue to look for opportunities that may emerge to grow our company, with more focus on our customers' operating expenditures in the production phase of the offshore oilfield life cycle."

This release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected business, financial performance and prospects of Oceaneering. More specifically, the forward-looking statements in this press release include the statements concerning Oceaneering’s: outlook for the fourth quarter of 2017, and expected contributions of its segments to the fourth quarter results, as well as expected fourth quarter Unallocated Expenses; expectation for the full year of 2017 to be marginally profitable at the operating income line on a consolidated basis; outlook for 2018 earnings relative to 2017, and expected contribution of its segments to the 2018 results; beliefs about deepwater investment and improving demand for its services and products; and intention to look for opportunities that may emerge to grow the company, with more focus on its customers' operating expenditures in the production phase of the offshore oilfield life cycle. The forward-looking statements included in this release are based on our current expectations and are subject to certain risks, assumptions, trends and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Among the factors that could cause actual results to differ materially include: factors affecting the level of activity in the oil and gas industry; supply and demand of drilling rigs; oil and natural gas demand and production growth; oil and natural gas prices; fluctuations in currency markets worldwide; future global economic conditions; the loss of major contracts or alliances; future performance under our customer contracts; and the effects of competition. For a more complete discussion of these and other risk factors, please see Oceaneering’s latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission.

Oceaneering is a global provider of engineered services and products, primarily to the offshore oil and gas industry, with a focus on deepwater applications. Through the use of its applied technology expertise, Oceaneering also serves the defense, entertainment, and aerospace industries.
For more information on Oceaneering, please visit www.oceaneering.com.

Contact:
Suzanne Spera
Director, Investor Relations
Oceaneering International, Inc.
713-329-4707
investorrelations@oceaneering.com

- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

				Sep 30, 2017	Dec 31, 2016
				(in thousands)
ASSETS
Current Assets (including cash and cash equivalents of $472,381 and $450,193)				$1,232,775	$1,262,595
Net Property and Equipment				1,083,353	1,153,258
Other Assets				828,555	714,462
TOTAL ASSETS				$3,144,683	$3,130,315

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities				$461,456	$508,364
Long-term Debt				795,805	793,058
Other Long-term Liabilities				387,464	312,250
Shareholders' Equity				1,499,958	1,516,643
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY				$3,144,683	$3,130,315

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2017	Sep 30, 2016	Jun 30, 2017	Sep 30, 2017	Sep 30, 2016
	(in thousands, except per share amounts)

Revenue	$476,120	$549,275	$515,036	$1,437,332	$1,783,158
Cost of services and products	421,235	513,832	461,465	1,284,021	1,555,002
Gross Margin	54,885	35,443	53,571	153,311	228,156
Selling, general and administrative expense	44,354	47,299	44,181	133,540	153,533
Income (loss) from Operations	10,531	(11,856)	9,390	19,771	74,623
Interest income	1,997	684	2,045	5,379	2,421
Interest expense	(8,650)	(6,325)	(7,599)	(22,517)	(18,924)
Equity earnings (losses) of unconsolidated affiliates	(424)	(246)	(394)	(1,798)	543
Other income (expense), net	(1,287)	570	(58)	(3,901)	(6,823)
Income before Income Taxes	2,167	(17,173)	3,384	(3,066)	51,840
Provision for income taxes (benefit)	3,935	(5,375)	1,252	4,104	16,226
Net Income (loss)	$(1,768)	$(11,798)	$2,132	$(7,170)	$35,614

Weighted average diluted shares outstanding	98,270	98,061	98,751	98,224	98,384
Diluted Earnings (Loss) per Share	$(0.02)	$(0.12)	$0.02	$(0.07)	$0.36

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION
		For the Three Months Ended			For the Nine Months Ended
		Sep 30, 2017	Sep 30, 2016	Jun 30, 2017	Sep 30, 2017	Sep 30, 2016
		($ in thousands)

Remotely Operated Vehicles	Revenue	$104,617	$126,507	$103,432	$302,071	$413,769
	Gross Margin	$12,102	$(16,288)	$16,659	$41,783	$45,959
Operating Income (Loss)		$5,009	$(23,845)	$10,376	$21,310	$21,162
Operating Income (Loss)%		5%	(19)%	10%	7%	5%
	Days available	25,695	29,126	25,300	76,214	86,904
	Days utilized	12,742	15,156	12,267	36,497	47,218
	Utilization	50%	52%	48%	48%	54%

Subsea Products	Revenue	$143,583	$157,269	$174,893	$469,115	$542,978
	Gross Margin	$24,949	$20,423	$22,762	$72,702	$119,287
Operating Income		$12,383	$6,109	$10,552	$34,418	$71,870
Operating Income %		9%	4%	6%	7%	13%
Backlog at end of period		$284,000	$457,000	$328,000	$284,000	$457,000

Subsea Projects	Revenue	$80,116	$110,799	$75,545	$218,617	$378,883
	Gross Margin	$10,187	$19,321	$6,462	$20,673	$45,147
Operating Income		$6,512	$15,029	$3,000	$9,699	$32,055
Operating Income %		8%	14%	4%	4%	8%

Asset Integrity	Revenue	$61,098	$71,995	$58,192	$171,948	$215,459
	Gross Margin	$9,754	$11,591	$10,004	$28,139	$29,030
Operating Income		$3,050	$4,725	$3,755	$9,072	$4,354
Operating Income %		5%	7%	6%	5%	2%

Advanced Technologies	Revenue	$86,706	$82,705	$102,974	$275,581	$232,069
	Gross Margin	$11,833	$9,665	$14,133	$36,038	$26,092
Operating Income		$6,602	$4,357	$7,632	$19,260	$10,478
Operating Income %		8%	5%	7%	7%	5%

Unallocated Expenses
Gross Margin		$(13,940)	$(9,269)	$(16,449)	$(46,024)	$(37,359)
Operating Income		$(23,025)	$(18,231)	$(25,925)	$(73,988)	$(65,296)

TOTAL	Revenue	$476,120	$549,275	$515,036	$1,437,332	$1,783,158
	Gross Margin	$54,885	$35,443	$53,571	$153,311	$228,156
Operating Income (Loss)		$10,531	$(11,856)	$9,390	$19,771	$74,623
Operating Income (Loss) %		2%	(2)%	2%	1%	4%

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2017	Sep 30, 2016	Jun 30, 2017	Sep 30, 2017	Sep 30, 2016
	(in thousands)

Capital expenditures, including acquisitions	$29,878	$32,945	$23,493	$71,178	$85,889

Depreciation and Amortization:
Oilfield
Remotely Operated Vehicles	$28,269	$43,705	$29,036	$86,534	$111,415
Subsea Products	13,340	14,205	12,785	39,124	39,964
Subsea Projects	7,881	8,575	7,781	23,742	25,447
Asset Integrity	2,139	5,980	1,780	5,379	11,736
Total Oilfield	51,629	72,465	51,382	154,779	188,562
Advanced Technologies	796	789	784	2,377	2,329
Unallocated Expenses	1,088	946	1,138	3,324	3,069
Total depreciation and amortization	$53,513	$74,200	$53,304	$160,480	$193,960

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this Press Release also includes non-GAAP financial measures (as defined under SEC Regulation G). We have included Adjusted Net Income and Diluted Earnings per Share, each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these measures as measures of the performance of our operations. We have also included disclosures of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDA Margins and Free Cash Flow, as well as the following by segment: Adjusted Operating Income and Margins, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margins. We define EBITDA margin as EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA Margins as well as Adjusted Operating Income and Margin and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. EBITDA and EBITDA margins, Adjusted EBITDA and Adjusted EBITDA margins, and Adjusted Operating Income and Margin and related information by segment are each non-GAAP financial measures. We define Free Cash Flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA margins and Free Cash Flow are widely used by investors for valuation and comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof (as well as Adjusted Operating Income and Margin by Segment) provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA, EBITDA margins and Free Cash Flow (and the Adjusted amounts thereof) may not be comparable to similarly titled measures other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Three Months Ended
	Sep 30, 2017		Sep 30, 2016		Jun 30, 2017
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
	(in thousands, except per share amounts)

Net Income (Loss) and Diluted EPS as reported in accordance with GAAP	$(1,768)	$(0.02)	$(11,798)	$(0.12)	$2,132	$0.02
Pre tax adjustments for the effects of:
Inventory write-downs	—		30,490		—
Fixed asset write-offs	—		13,790		—
Charge related to prior year non-income related taxes	1,500		—		—
Foreign currency (gains) losses	1,273		(643)		(20)
Total pre tax adjustments	2,773		43,637		(20)

Tax effect on pre tax adjustments at the 35% statutory rate	(971)		(15,273)		7

Discrete tax items	2,413		—		—

Total of adjustments	4,215		28,364		(13)
Adjusted net income	$2,447	$0.02	$16,566	$0.17	$2,119	$0.02

			For Nine Months Ended
			Sep 30, 2017		Sep 30, 2016
			Net Income	Diluted EPS	Net Income	Diluted EPS
			(in thousands, except per share amounts)

Net Income (Loss) and Diluted EPS as reported in accordance with GAAP			$(7,170)	$(0.07)	$35,614	$0.36
Pre tax adjustments for the effects of:
Inventory write-downs			—		30,490
Allowance for bad debts			—		5,569
Fixed asset write-offs			—		13,790
Charge related to prior year non-income related taxes			1,500		—
Foreign currency losses			3,406		6,459
Total pre tax adjustments			4,906		56,308

Tax effect on pre tax adjustments at the 35% statutory rate			(1,718)		(19,708)

Discrete tax items			4,519		—

Total of adjustments			7,707		36,600
	Adjusted net income		$537	$0.01	$72,214	$0.73

Notes:

The $2.4 million discrete tax provision during the three months ended September 30, 2017 included a $1.4 million tax reserve for uncertain income tax positions related to foreign entity tax filings of prior years. The $4.7 million discrete tax provision for the nine months ended September 30, 2017 included the $2.9 million provision made during the three months ended March 31, 2017 related to tax amounts associated with share based compensation required to be implemented effective January 1, 2017.

Weighted average number of diluted shares in each period presented is the same for each adjusting item as used in accordance with GAAP for that period, except for the three-month and nine-month periods ended September 30, 2017, and the three-month ended September 30, 2016, where we used 98,796,533, 98,734,516 and 98,443,914 respectively, instead of 98,270,168, 98,224,129 and 98,061,214 respectively, share amounts used in reporting EPS in accordance with GAAP, as our share equivalents became dilutive based on the amount of adjusted net income.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and EBITDA Margins

	For the Three Months Ended			For the Nine Months Ended
	Sep 30, 2017	Sep 30, 2016	Jun 30, 2017	Sep 30, 2017	Sep 30, 2016
	($ in thousands)

Net Income (Loss)	$(1,768)	$(11,798)	$2,132	$(7,170)	$35,614
Depreciation and Amortization	53,513	74,200	53,304	160,480	193,960
Subtotal	51,745	62,402	55,436	153,310	229,574
Interest Expense, net of Interest Income	6,653	5,641	5,554	17,138	16,503
Amortization included in Interest Expense	(283)	(287)	(283)	(849)	(860)
Provision for Income Taxes (Benefit)	3,935	(5,375)	1,252	4,104	16,226
EBITDA	$62,050	$62,381	$61,959	$173,703	$261,443

Revenue	$476,120	$549,275	$515,036	$1,437,332	$1,783,158

EBITDA margin %	13%	11%	12%	12%	15%

Free Cash Flow

	For the Nine Months Ended
	Sep 30, 2017	Sep 30, 2016
	(in thousands)
Net Income	$(7,170)	$35,614
Depreciation and amortization	160,480	193,960
Other increases (decreases) in cash from operating activities	(9,296)	32,099
Cash flow provided by operating activities	144,014	261,673
Purchases of property and equipment	(59,900)	(83,389)
Free Cash Flow	$84,114	$178,284

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income and Margins by Segment

	For the Three Months Ended September 30, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$5,009	$12,383	$6,512	$3,050	$6,602	$(23,025)	$10,531
Adjustments for the effects of:
Charge related to prior year non-income related taxes	1,275	225	—	—	—	—	1,500
Total of adjustments	1,275	225	—	—	—	—	1,500

Adjusted operating income	$6,284	$12,608	$6,512	$3,050	$6,602	$(23,025)	$12,031

Revenue	$104,617	$143,583	$80,116	$61,098	$86,706		$476,120
Operating income % as reported in accordance with GAAP	5%	9%	8%	5%	8%		2%
Operating income % using adjusted amounts	6%	9%	8%	5%	8%		3%

	For the Three Months Ended September 30, 2016
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$(23,845)	$6,109	$15,029	$4,725	$4,357	$(18,231)	$(11,856)
Adjustments for the effects of:
Inventory write-downs	25,200	5,290	—	—	—	—	30,490
Fixed asset write-offs	10,840	2,950	—	—	—	—	13,790
Total of adjustments	36,040	8,240	—	—	—	—	44,280
Adjusted operating income	$12,195	$14,349	$15,029	$4,725	$4,357	$(18,231)	$32,424

Revenue	$126,507	$157,269	$110,799	$71,995	$82,705		$549,275
Operating income (loss) % as reported in accordance with GAAP	(19)%	4%	14%	7%	5%		(2)%
Operating income % using adjusted amounts	10%	9%	14%	7%	5%		6%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income and Margins by Segment

	For the Three Months Ended June 30, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$10,376	$10,552	$3,000	$3,755	$7,632	$(25,925)	$9,390
Adjusted operating income	$10,376	$10,552	$3,000	$3,755	$7,632	$(25,925)	$9,390

Revenue	$103,432	$174,893	$75,545	$58,192	$102,974		$515,036
Operating income % as reported in accordance with GAAP	10%	6%	4%	6%	7%		2%
Operating income % using adjusted amounts	10%	6%	4%	6%	7%		2%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Operating Income and Margins by Segment

	For the Nine Months Ended September 30, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$21,310	$34,418	$9,699	$9,072	$19,260	$(73,988)	$19,771
Adjustments for the effects of:
Charge related to prior year non-income related taxes	1,275	225	—	—	—	—	1,500
Total of adjustments	1,275	225	—	—	—	—	1,500
Adjusted operating income	$22,585	$34,643	$9,699	$9,072	$19,260	$(73,988)	$21,271

Revenue	$302,071	$469,115	$218,617	$171,948	$275,581		$1,437,332
Operating income % as reported in accordance with GAAP	7%	7%	4%	5%	7%		1%
Operating income % using adjusted amounts	7%	7%	4%	5%	7%		1%

	For the Nine Months Ended September 30, 2016
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$21,162	$71,870	$32,055	$4,354	$10,478	$(65,296)	$74,623
Adjustments for the effects of:
Inventory write-downs	25,200	5,290	—	—	—	—	30,490
Allowance for bad debts	340	1,770	127	3,332	—	—	5,569
Fixed asset write-offs	10,840	2,950	—	—	—	—	13,790
Total of adjustments	36,380	10,010	127	3,332	—	—	49,849
Adjusted operating income	$57,542	$81,880	$32,182	$7,686	$10,478	$(65,296)	$124,472

Revenue	$413,769	$542,978	$378,883	$215,459	$232,069		$1,783,158
Operating income % as reported in accordance with GAAP	5%	13%	8%	2%	5%		4%
Operating income % using adjusted amounts	14%	15%	8%	4%	5%		7%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended September 30, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$5,009	$12,383	$6,512	$3,050	$6,602	$(23,025)	$10,531
Adjustments for the effects of:
Depreciation and amortization	28,269	13,340	7,881	2,139	796	1,088	53,513
Other pre-tax	—	—	—	—	—	(1,994)	(1,994)
EBITDA	33,278	25,723	14,393	5,189	7,398	(23,931)	62,050
Adjustments for the effects of:
Charge related to prior year non-income related taxes	1,275	225	—	—	—	—	1,500
Foreign currency (gains) losses	—	—	—	—	—	1,273	1,273
Total of adjustments	1,275	225	—	—	—	1,273	2,773
Adjusted EBITDA	$34,553	$25,948	$14,393	$5,189	$7,398	$(22,658)	$64,823

Revenue	$104,617	$143,583	$80,116	$61,098	$86,706		$476,120
Operating income % as reported in accordance with GAAP	5%	9%	8%	5%	8%		2%
EBITDA Margin	32%	18%	18%	8%	9%		13%
Adjusted EBITDA Margin	33%	18%	18%	8%	9%		14%

	For the Three Months Ended September 30, 2016
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income (loss) as reported in accordance with GAAP	$(23,845)	$6,109	$15,029	$4,725	$4,357	$(18,231)	$(11,856)
Adjustments for the effects of:
Depreciation and amortization	43,705	14,205	8,575	5,980	789	946	74,200
Other pre-tax	—	—	—	—	—	37	37
EBITDA	19,860	20,314	23,604	10,705	5,146	(17,248)	62,381
Adjustments for the effects of:
Inventory write-downs	25,200	5,290	—	—	—	—	30,490
Total of adjustments	25,200	5,290	—	—	—	—	30,490
Adjusted EBITDA	$45,060	$25,604	$23,604	$10,705	$5,146	$(17,248)	$92,871

Revenue	$126,507	$157,269	$110,799	$71,995	$82,705		$549,275
Operating income (loss) % as reported in accordance with GAAP	(19)%	4%	14%	7%	5%		(2)%
EBITDA Margin	16%	13%	21%	15%	6%		11%
Adjusted EBITDA Margin	36%	16%	21%	15%	6%		17%
`

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended June 30, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$10,376	$10,552	$3,000	$3,755	$7,632	$(25,925)	$9,390
Adjustments for the effects of:
Depreciation and amortization	29,036	12,785	7,781	1,780	784	1,138	53,304
Other pre-tax	—	—	—	—	—	(735)	(735)
EBITDA	39,412	23,337	10,781	5,535	8,416	(25,522)	61,959
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(20)	(20)
Adjusted EBITDA	$39,412	$23,337	$10,781	$5,535	$8,416	$(25,542)	$61,939

Revenue	$103,432	$174,893	$75,545	$58,192	$102,974		$515,036
Operating income % as reported in accordance with GAAP	10%	6%	4%	6%	7%		2%
EBITDA Margin	38%	13%	14%	10%	8%		12%
Adjusted EBITDA Margin	38%	13%	14%	10%	8%		12%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Nine Months Ended September 30, 2017
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$21,310	$34,418	$9,699	$9,072	$19,260	$(73,988)	$19,771
Adjustments for the effects of:
Depreciation and amortization	86,534	39,124	23,742	5,379	2,377	3,324	160,480
Other pre-tax	—	—	—	—	—	(6,548)	(6,548)
EBITDA	107,844	73,542	33,441	14,451	21,637	(77,212)	173,703
Adjustments for the effects of:
Charge related to prior year non-income related taxes	1,275	225	—	—	—	—	1,500
Foreign currency (gains) losses	—	—	—	—	—	3,406	3,406
Total of adjustments	1,275	225	—	—	—	3,406	4,906
Adjusted EBITDA	$109,119	$73,767	$33,441	$14,451	$21,637	$(73,806)	$178,609

Revenue	$302,071	$469,115	$218,617	$171,948	$275,581		$1,437,332
Operating income % as reported in accordance with GAAP	7%	7%	4%	5%	7%		1%
EBITDA Margin	36%	16%	15%	8%	8%		12%
Adjusted EBITDA Margin	36%	16%	15%	8%	8%		12%

	For the Nine Months Ended September 30, 2016
	Remotely Operated Vehicles	Subsea Products	Subsea Projects	Asset Integrity	Advanced Tech.	Unalloc. Expenses and other	Total
	($ in thousands)
Operating income as reported in accordance with GAAP	$21,162	$71,870	$32,055	$4,354	$10,478	$(65,296)	$74,623
Adjustments for the effects of:
Depreciation and amortization	111,415	39,964	25,447	11,736	2,329	3,069	193,960
Other pre-tax	—	—	—	—	—	(7,140)	(7,140)
EBITDA	132,577	111,834	57,502	16,090	12,807	(69,367)	261,443
Adjustments for the effects of:
Inventory write-downs	25,200	5,290	—	—	—	—	30,490
Allowance for bad debts	340	1,770	127	3,332	—	—	5,569
Total of adjustments	25,540	7,060	127	3,332	—	—	36,059
Adjusted EBITDA	$158,117	$118,894	$57,629	$19,422	$12,807	$(69,367)	$297,502

Revenue	$413,769	$542,978	$378,883	$215,459	$232,069		$1,783,158
Operating income % as reported in accordance with GAAP	5%	13%	8%	2%	5%		4%
EBITDA Margin	32%	21%	15%	7%	6%		15%
Adjusted EBITDA Margin	38%	22%	15%	9%	6%		17%